Exhibit 99.1

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK

No. 12 Civ. 928 (RJS)

C=HOLDINGS B.V.,

Plaintiff,

VERSUS

ASIARIM CORPORATION, Defendant.

MEMORANDUM AND ORDER December 16, 2013

RICHARD J. SULLIVAN, District Judge:

Plaintiff C=Holdings B.V. (“C=Holdings”) brings this action against Defendant Asiarim Corporation (“Asiarim”) for claims relating to Asiarim’s alleged infringement of C=Holdings’s rights in the trademarks of Commodore, a brand long associated with the 8-bit gaming computer popular in the early 1980s. Having presided over a bench trial in this action, the Court issues the following findings of fact and conclusions of law pursuant to Federal Rule of Civil Procedure 52(a). For the reasons set forth below, the Court finds Asiarim liable for: (1) trademark infringement, false advertising, and unfair competition in violation of the Lanham Act; (2) common law trademark infringement and unfair competition; and (3) tortious interference with prospective business advantage. The Court also grants C=Holdings declaratory relief. However, the Court finds that C=Holdings failed to meet its burden of proof with respect to its claims for libel, tortious interference with contract, deceptive trade practices, and unjust enrichment under New York state law. Accordingly, the Court enters judgment for C=Holdings and awards it damages in the amount of $1,000,000, as well as declaratory relief, injunctive relief, and attorneys’ fees.

I. PROCEDURAL HISTORY

C=Holdings filed its Complaint on February 6, 2012, asserting eight causes of action1: (1) trademark infringement under

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1 Plaintiff also asserted claims against Leveraged Marketing Corporation of America (“LMCA”). However, Plaintiff and LMCA settled these claims on February 27, 2012. (Doc. No. 18.)

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Section 32 of the Lanham Act, 15 U.S.C. § 1114; (2) false advertising and unfair competition under Section 43(a) of the Lanham Act, 15 U.S.C. § 1125(a); (3) trademark infringement under the common law; (4) unfair competition under the common law; (5) libel; (6) tortious interference with contract and tortious interference with prospective business advantage; (7) deceptive trade practices under Section 349 of the New York General Business Law; and (8) unjust enrichment. C=Holdings also sought a declaratory judgment that it is the owner of the Commodore trademarks.2

After denying C=Holdings’s motion for a preliminary injunction and temporary restraining order (Doc. No. 35), the Court directed the parties to proceed with discovery. The ensuing discovery process proved to be contentious and, at times, exasperating. Asiarim seized upon every opportunity to avoid its discovery obligations, providing increasingly dubious explanations for its conduct as this action proceeded. (See Doc. Nos. 46, 53, 56, 59, 60, 75, 76.) C=Holdings, for its part, requested unduly draconian sanctions at Asiarim’s slightest delay, including requests that the Court close discovery prematurely and order summary judgment in its favor. (See, e.g., Doc. No. 48, 53, 59.) Though the Court will not revisit these events in detail, it will note that Asiarim was ordered to pay $2,575.76 in expenses that C=Holdings had incurred for cancelled depositions. (Doc. No. 75.) Asiarim was also precluded from presenting the testimony of four witnesses whom it failed to produce for these depositions. (Doc. No. 76.)

Neither party filed dispositive motions with respect to C=Holdings’s claims. However, at a status conference held on May 1, 2012, the Court granted C=Holdings’s motion to dismiss Asiarim’s counterclaims for breach of fiduciary duty, unjust enrichment, and tortious interference. (Doc. No. 46.) The Court granted Asiarim leave to amend the Answer, but Asiarim declined to do so. (Id.)

The case proceeded to trial on May 6, 2013, and was conducted without objection in accordance with the Court’s Individual Rules for non-jury proceedings. The parties submitted affidavits containing the direct testimony of their respective witnesses, as well as copies of all exhibits and deposition testimony that they intended to offer as evidence at trial. The parties were then invited to call those witnesses whom they wished to cross-examine at trial. In all, five witnesses submitted affidavits and testified before the Court, with C=Holdings calling Jan Hovers, Eugene van Os, and Albert Ebben, and Asiarim calling Ben van Wijhe and Donald Ruan. The Court ruled on objections made with regard to statements in various witness affidavits and various exhibits. Trial concluded on May 7, 2013. Each party submitted a post-trial memorandum (“Post- Trial Mem.”) on June 5, 2013. (Doc. Nos. 92, 93.) Asiarim submitted a reply to C=Holdings’s memorandum (“Rep. Mem.”) on June 7, 2013. (Doc. No. 94.)

II. LEGAL STANDARD

To prevail on its claims, C=Holdings has the burden of proof to present evidence in support of the allegations set forth in the Complaint and to prove those allegations by a preponderance of the evidence. McNeil- P.C.C., Inc. v. Bristol-Myers Squibb Co., 938 F.2d 1544, 1548–49 (2d Cir. 1991). “‘The burden of showing something by a preponderance of the evidence . . . simply

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2 C=Holdings also stated claims for trademark dilution under Section 43(c) of the Lanham Act, 15 U.S.C. § 1125(c), and injury to business reputation and dilution under Section 360-l of the New York General Business Law, but withdrew those claims in its post- trial submission. (Pl. Post-Trial Mem. 76, 78.)

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requires the trier of fact to believe that the existence of a fact is more probable than its nonexistence.’” Metro. Stevedore Co. v. Rambo, 521 U.S. 121, 137 n.9 (1997) (quoting Concrete Pipe & Prods. of Cal., Inc. v. Constr. Laborers Pension Trust for S. Cal., 508 U.S. 602, 622 (1993)). As the finder of fact, the Court is entitled to make credibility findings of the witnesses and testimony.

III. FINDINGS OF FACT3

C=Holdings, formerly known as Commodore International B.V., is a limited liability company organized under the laws of the Netherlands, with its principal place of business in that country. (Stip. Facts ¶ 1.) Asiarim is a corporation organized under the laws of Nevada, with its principal place of business in that state. (Id. ¶ 14.) It “regularly conducts business in New York.” (Id.)4

There is no dispute that C=Holdings was a subsidiary of Asiarim through at least September 30, 2011. (Stip. Facts ¶¶ 9, 41.) There is also no dispute that C=Holdings is the current registered holder of the Commodore trademarks with the United States Patent and Trademark Office (“PTO”) and with the trademark registers of over fifty other countries. (Id. ¶ 3.) Incident to its ownership of the trademarks, C=Holdings regularly entered into licensing agreements with third parties, including one such agreement with Commodore Licensing B.V., a subsidiary of Asiarim, that granted Commodore Licensing B.V. the right to use and sublicense the trademarks. (Id. ¶ 30.)

What the parties do dispute is the ownership of C=Holdings and, by extension, the trademarks. C=Holdings contends that, pursuant to a share transfer executed by a Dutch notary on November 7, 2011, it emerged independent of Asiarim with sole ownership of the trademarks. (Pl. Post-Trial Mem. 6–7.) Asiarim argues that this transfer was invalid because the notary lacked authority to transfer the shares. (Def. Post- Trial Mem. 1–2.) Asiarim further contends that, regardless, it executed a sales agreement on November 2, 2011 transferring the trademarks from C=Holdings to another of Asiarim’s subsidiaries, and it therefore owns the trademarks through that subsidiary. (Id.) C=Holdings counters that the November 2 transaction is a fraudulent, post hoc fabrication crafted by Asiarim to usurp the trademarks. (Pl. Post-Trial Mem. 3–4.) As set forth below, the Court finds that the evidence unequivocally favors C=Holdings and that Asiarim’s assertions of fact border on the preposterous.

A. C=Holdings’s Defection from Asiarim with the Commodore Trademarks

From 2009 to 2010, Albert Ebben (“Ebben”) and Jan Hoogstrate (“Hoogstrate”) made a number of loans to Asiarim and a related entity for the purpose of funding Asiarim’s acquisition of C=Holdings and covering Asiarim’s product development costs. (See, e.g., Stip. Facts ¶¶ 27–28, 34.) In exchange for this funding, as well as repeated agreements to delay repayment, Asiarim granted Ebben and Hoogstrate the right to acquire C=Holdings in the event that Asiarim failed to repay the loans by July 31, 2011. (Id. ¶¶ 36, 37.)

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3 These factual findings are taken from the Stipulation of Facts attached as Exhibit A to the parties’ Joint Pretrial Order (“Stip. Facts”), the trial transcript (Tr. of Trial, dated May 6–7, 2013 (“Tr.”)), witness affidavits, Plaintiff’s exhibits (“PX”), and Defendant’s exhibits (“DX”). To the extent that any finding of fact reflects a legal conclusion, it shall to that extent be deemed a conclusion of law, and vice versa.

4 Asiarim never challenged the Court’s personal jurisdiction, nor did it challenge venue, despite being given an opportunity to do so prior to trial. (See Tr. 4:14–18.)

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At the time of Ebben and Hoogstrate’s loans, Ben van Wijhe (“van Wijhe”) served as chairman, president, and chief executive officer of Asiarim; Te Hwai (Cecil) Ho (“Ho”) served as treasurer, secretary, and chief financial officer; Xu Xiong (“Xiong”) served as vice-president of marketing and sales; and Donald Ruan (“Ruan”) served as executive director. (Stip. Facts. ¶¶ 19–22.) However, in May 2011, Asiarim attempted to enter into a financing agreement with a corporation called Euro American, S.A. (“Euro American”), which, among other things, would provide Asiarim with the liquidity to pay down the debt owed to Ebben and Hoogstrate. (Id. ¶ 38; Tr. 55:5–15.) Attendant to this agreement, Asiarim’s board and officers, including van Wijhe, Ho, Xiong, and Ruan, resigned on July 22, 2011. (Id. ¶ 40.) In their place, Jan Hovers (“Hovers”) was appointed chairman, president, and chief executive officer of the company, and Eugene van Os (“van Os”) was appointed as treasurer, secretary, and chief financial officer. (Id. ¶¶ 24–25, 40.)

During Hovers’s and van Os’s tenures, Asiarim failed to timely satisfy Ebben and Hoogstrate’s loans. (Stip. Facts ¶ 36.) Accordingly, on September 20, 2011, Ebben and Hoogstrate executed a sale agreement with Asiarim providing that they would receive all the shares of C=Holdings if Asiarim were unable to close the Euro American deal by September 30, 2011. (PX 21.) Hovers signed the agreement on behalf of Asiarim. (Id.) That same day, Asiarim issued a power of attorny to a Dutch notary permitting the notary to transfer the shares of C=Holdings to Ebben and Hoogstrate in the event that the Euro American deal failed to close in time. (PX 22.) As it turned out, the deal never closed, thereby entitling Ebben and Hoostrate to the shares of C=Holdings. (Stip. Facts ¶ 41.) However, on October 31, 2011, van Wijhe, Xiong, and Ruan reinstalled themselves as officers and directors of Asiarim, and, in an attempt to scuttle the share transfer, removed Hovers and van Os from their positions. (Id. ¶¶ 19, 22, 24–25.) Notwithstanding these efforts, on November 7, 2011, the Dutch notary transferred all the shares of C=Holdings to Ebben and Hoogstrate pursuant to the September 20, 2011 sale agreement and power of attorney. (Stip. Facts ¶ 60; PX 29; Tr. 144:18–145:22.) As stated in that agreement, Ebben was appointed sole director of C=Holdings. (Stip. Facts ¶ 60.)

Not long after this transfer, Commodore Licensing B.V. entered into bankruptcy. As part of this proceeding, on January 10, 2011, a bankruptcy trustee appointed by the Dutch court terminated Commodore Licensing B.V.’s licensing agreement for the trademarks with C=Holdings – and, as a result, terminated Asiarim’s right to use the trademarks through Commodore Licensing B.V. – as well as any other sublicenses issued by Commodore Licensing B.V. (Stip. Facts ¶ 84; PX 37.) The trustee also confirmed the validity of the C=Holdings transfer to Ebben and Hoogstrate following a challenge from Asiarim. (PX 37; Tr. 245:12–246:11.)

Nevertheless, Asiarim continued to make use of the trademarks. For example, after this date, Asiarim advertised for sale at least eight Commodore-branded computers on its website, entered into a licensing agreement for the trademarks with third-party Manomio LLC (“Manomio”), and attempted to enter into an agreement with another issued a power of attorney to a Dutch notary permitting the notary to transfer the shares of C=Holdings to Ebben and Hoogstrate in the third-party, LMCA.5 (Stip. Facts ¶ 16; PX

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5 The parties stipulated that Asiarim offered Commodore-branded computers for sale, but did not stipulate to a date for this conduct. (Stip. Facts ¶ 16.) However, C=Holdings submitted a print-out of Asiarim’s website, time-stamped “2/1/12,” showing a range of Commodore-branded computers offered for sale. (PX 46.) Asiarim did not challenge this date, and the Court accepts it as accurate.

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43, 46–48; Pl. Post-Tr. Mem. 71.) In addition, Asiarim stated in two Form 8-K filings with the SEC, dated December 20, 2011 and January 16, 2012, that it owned the Commodore trademarks. (See PX 36, 41.) Based on prior agreements, C=Holdings estimates that revenues generated from the licensing agreement with Manomio totaled approximately $1,000 per month. (Tr. 319:3–320:9). To date, Manomio has refused to pay either party royalties in light of this dispute. (PX 47, 48.)

B. Asiarim’s Arguments that It Retained the Commodore Trademarks

Despite the ample evidence supporting this sequence of events, Asiarim insists that C=Holdings either never left its corporate umbrella or, in the alternative, that Asiarim transferred the trademarks before C=Holdings had the opportunity to depart. The Court rejects each assertion as false.

As an initial matter, Asiarim – which bears the burden of presenting an affirmative defense to C=Holdings’s registered ownership of the trademarks, see PaperCutter, Inc. v. Fay’s Drug Co., 900 F.2d 558, 563 (2d Cir. 1990) – has failed to provide sufficient evidence that the November 7, 2011 share transfer was invalid. Asiarim points to letters Xiong sent to the Dutch notary on November 1, 3, and 7, 2011, revoking the power of attorney and advising the notary to refrain from executing any transactions concerning C=Holdings. (PX 25, 28, 31.) However, Asiarim does not explain how these letters could have invalidated a previously executed contract. Moreover, a Dutch bankruptcy trustee has already confirmed the validity of the transfer (PX 37; Tr. 245:12–246:11), Asiarim itself has publicly referred to C=Holdings as a “former” subsidiary (PX 41), and the parties stipulated in the joint pre-trial order that the shares of C=Holdings were indeed transferred to Ebben and Hoogstrate (Stip. Facts ¶ 60). Accordingly, the Court determines that Asiarim’s challenge to the share transfer is without merit.

More troubling is Asiarim’s contention that it transferred ownership of the Commodore trademarks prior to C=Holdings’s defection. Asiarim maintains that, on November 1, 2011, its newly reconstituted board convened a telephonic meeting to discuss transferring the Commodore trademarks from C=Holdings to another Asiarim subsidiary, Commodore Gaming Limited. (Aff. of Ben van Wijhe, dated Apr. 8, 2013, Doc. No. 87 (“Van Wijhe Aff.”), ¶ 11.) Though van Wijhe was in the Netherlands and Ruan was on a retreat in Taiwan at the time, both claim to have participated in the call, along with Ho and Xiong. (Id.; Tr. 207:24–208:3, 297:17–20.) During the call, the Board purportedly chose to transfer the trademarks. (Van Wijhe Aff. ¶ 11; Def. Post-Trial Mem. 1–2.) That same day, the Board also allegedly solicited and received consent letters for the transfer from parties with pledges on the trademarks. (Van Wijhe Aff. ¶ 13.) Asiarim asserts that, on November 2, 2011, it executed a transfer agreement, with Xiong signing on behalf of Commodore Gaming Limited and Hung Leung signing on behalf of C=Holdings.6 (Id.) Van Wijhe claims to have reviewed a copy of the transfer agreement upon his return to Hong Kong from the Netherlands (id. ¶ 15); Ruan purports to have reviewed a copy in Shanghai after returning from his retreat (Tr. 303:11–19).

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6 Neither party identified Leung’s role with C=Holdings. Indeed, Leung’s name appears only twice in the record: first, in connection with his failure to appear for a deposition, and second, in connection with his signature on the alleged transfer agreement. (Doc. No. 76; Van Wijhe Aff. ¶ 11.)

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However, Asiarim’s tale is fatally undercut by documentary evidence (or the lack thereof), its witnesses’ implausible testimony, and its refusal to produce witnesses essential to verifying the existence of the asserted transaction – including Xiong and Leung, two of the alleged signatories.7 Not a single contemporaneous document exists to suggest that Asiarim’s Board contemplated, discussed, or authorized a transfer on November 1 or 2, 2011. 8 Indeed, although van Wijhe, Ho, and Ruan claim to have been in regular contact during this period, they apparently did not exchange a single draft of the purported transfer agreement – or even reference a transfer – until February 3, 2012. (See, e.g., Stip. Facts ¶¶ 49–51, 56–58; PX 64–65, 67–68; DX 25.) To the contrary, they exchanged or authored correspondence that actually undermines or, indeed, contradicts the existence of the alleged November 2, 2011 transfer.

For example, van Wijhe sent Ho an email on November 2, 2011 suggesting that Asiarim license the trademarks, not transfer them. (DX 25.) Similarly, on November 15, 2011, van Wijhe advised Ebben that C=Holdings intended to transfer a single share to Commodore Gaming Limited (presumably to preempt an unfettered transfer of the trademarks). (Stip. Facts ¶ 68; PX 32.) In early December, van Wijhe repeatedly offered repayment options to Ebben and Hoogstrate in exchange for their pledge on C=Holdings and the trademarks. (Stip. Facts ¶ 70; PX 33–35.) Finally, upon learning of the November 7, 2011 share transfer, van Wijhe openly acknowledged that Ebben and Hoogstrate had “obtained” the trademarks, and boasted that the transfer was meaningless because Commodore Licensing B.V. retained licensing rights to them. (PX 67–68.) Each of these communications betrays Asiarim’s knowledge that the Commodore trademarks remained with C=Holdings well after the purported November 2, 2011 transfer.

Asiarim’s remaining communications reveal a convoluted and ham-fisted effort to concoct post-facto evidence of the purported transfer. Van Wijhe and Ho repeatedly exchanged drafts of the alleged agreement well into 2012, and urged the contract’s swift execution because “[t]he key is that [the execution] ha[d] already occurred on Nov[ember] 2[.]” (PX 50–51.) In these exchanges, van Wijhe admitted that he had not signed any previous contracts with Commodore Gaming Limited, the subsidiary alleged to presently control the trademarks. (Id.) Indeed, van Wijhe even stated in a January 28, 2012 email to Ho that he was “preparing” the consent letters from pledge holders that had allegedly been submitted on November 1, 2011. (PX 60.) In fact, it was not until February 3, 2012 that the Asiarim parties actually exchanged a draft of the purported November 2, 2011 transfer agreement. (PX 57.)

The thicket of contradictions between Asiarim’s account of events and these communications makes plain that Asiarim was scrambling to assert control of the trademarks well after the alleged November 2, 2011 transfer. Van Wijhe’s and Ruan’s performances on the stand only confirmed this conclusion. At trial, van Wijhe’s testimony oscillated between unintelligible and incredible. For instance, van Wijhe admitted that his repeated references to an “S&P” in his emails concerned the alleged

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7 Despite being given multiple opportunities to do so, Asiarim failed to make Xiong or Leung available for depositions. (See Doc. Nos. 56, 72, 76.) Accordingly, the Court precluded Asiarim from presenting them as witnesses at trial. (Doc. No. 76.)

8 Ruan testified that a law firm in Hong Kong prepared the documentation for the alleged transfer. However, Asiarim’s attorney admitted that no such documents were produced in this action. (See Tr. 305:9–23; 330:18–22.)

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November 2, 2011 contract, but when asked to explain his January 5, 2012 command to “speed up with the S&P,” van Wijhe prevaricated, claiming he had been requesting a legal opinion on the share transfer. (Tr. 241:22–23; 242:1–15.) In another evident falsehood, van Wijhe admitted that the consent letters he was “preparing” and “expecting” on January 28, 2012 were the consent letters that he previously insisted had been submitted on November 1, 2011. (Tr. 254:11–255:12.) Yet, after grasping for an explanation for these otherwise irreconcilable assertions, van Wijhe lamely explained that he had been waiting for the original consent letters for Asiarim’s archives, as he had only copies of the documents. (Id.)

Most damning, when asked about his November 4, 2011 plan to “buy the Brand” from Ebben and Hoogstrate – hatched two days after the supposed transfer – van Wijhe tested multiple responses before feigning ignorance:

THE COURT: But why would you then be buying the brand from [Ebben and Hoogstrate?] . . . [S]o . . . you [concede] that they owned the brand at that point?

THE WITNESS: No. I referred to the pledges on the shares of C=Holdings. And as you usually – if you transfer out the asset, the registrations, then you have to complete the contract, as well. So the registration has to be reassigned to –

THE COURT: What are you going to buy from them? Buy the brand from [Ebben and Hoogstrate]. What brand are you referring to?

THE WITNESS: No. This is the Commodore brand. This is the brand I referred to, I guess, but –

THE COURT: Okay. This is dated November 4th of 2011.

THE WITNESS: Yes.

THE COURT: Hadn’t you already sold the brand to somebody else?

THE WITNESS: No. We transferred the brand out to Commodore Gaming Limited.

THE COURT: So that’s a new trick. You’re going to buy the brand from [Ebben and Hoogstrate] after you’ve already transferred the brand to somebody else. How are you going to do that?

THE WITNESS: No. Cannot.

THE COURT: You can’t do that?

THE WITNESS: No, cannot.

THE COURT: So how are you going to buy the brand from [Ebben and Hoogstrate]?

THE WITNESS: I don’t know who I – what I wrote here –

THE COURT: Mm-hmm.

THE WITNESS: – but because C=Holdings owned and held the brand rights before November 2nd, before the reverse of the board and the transfer of the brand [to] Commodore Gaming, I guess this is kind of typing, writing, that I have still C=Holdings and the brand as one in my head when I write this.

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THE COURT: Even though two days [earlier], according to you, the brand was transferred out? You’re under oath. You understand that?

THE WITNESS: Yes, yes.

THE COURT: So you’re going to tell me here, to my face, that on November 4th, you’re talking about buying the brand, even though you knew full well you had transferred the brand two days before; that’s what you’re telling me?

THE WITNESS: I don’t know what I wrote here –

(Tr. 268:1–269:22.) Van Wijhe’s explanations for his schemes to protect the trademarks, which were revealed in his emails, did not thereafter improve. (See, e.g., Tr. 271:3–273:10; 277:4–279:9; 280:2–283:9; 289:2–6.)

Ruan’s testimony was equally deficient. Ruan admitted that he had been on a retreat in Taiwan from October 26 through November 3, 2011, the time the alleged transfer agreement was supposedly executed in Hong Kong. (Tr. 297:17–20.) However, Ruan had difficulty adhering to a consistent version of events beyond that fact. Ruan initially testified that he reviewed the final, executed transfer agreement upon his return to Shanghai on November 3, 2011. (Tr. 302:17– 303:5.) Yet, when asked to confirm his testimony, Ruan crumbled, stating that he could not remember if he had viewed the contract then because “[t]here was a bunch of paperwork.” (Tr. 304:11–14.) Further pressed, Ruan attempted to distance himself from the alleged transfer, testifying that he was only responsible for “sales[,] marketing[,] and manufacturing,” whereas “[t]he responsibility of finance, legal, all those things, would be very much handled by [van Wijhe], as well as [Ho].” (Tr. 307:7–22.) Consequently, Ruan testified, he “didn’t go through the detail every single word-by-word, the whole stack of document at that time . .. . on November 3rd.” (Id.)

Ruan next testified to receiving electronic drafts of the alleged agreement. (Tr. 307:23–308:6.) However, he quickly retreated from that testimony as well. Though Ruan allowed that he often received similar contracts for review via email (Tr. 314:5–18), he testified that he did not receive this contract via email. Instead, Ruan testified that Ho travelled from Hong Kong to Shanghai to personally deliver the document to Ruan. (Tr. 314:20–315:6.) While admittedly atypical, Ruan avowed that Ho traveled to Shanghai “because that trip, his daughter [was] attending some violin contest or something in Shanghai.” (Tr. 315:8–9.) The testimony continued:

THE COURT: So rather than e-mail you these papers, he brought them with him on a plane from Hong Kong to give to you in Shanghai while he was traveling with his family? That’s your testimony?

THE WITNESS: Yes.

THE COURT: Because it was easier to do that than to just hit a button and send you the documents?

THE WITNESS: The reason for that is because, also, okay, I try to be careful myself, if I give some signature. Okay. So if any paperwork

– if hand over to me anything which I see is really much part of critical to our company’s interest, I would like to read it over more in detail.

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THE COURT: And you can’t do that with an electronic version?

THE WITNESS: I can do it, however, I think due to that time was certain urgency. The document need to be executed as soon as possible. That’s why [Ho] made a trip over.

THE COURT: So it wasn’t possible then to just e-mail you a document and have you sign it and send a PDF version back? That was not permitted, in your view?

THE WITNESS: No, no, no. It would be done this way, too, yes.

(Tr. 315:10–316:7.) Though Ruan confirmed that Ho rarely traveled to Shanghai for business – perhaps once or twice per year – Ruan remained steadfast that on this occasion, Ho had personally delivered the agreement to him in Shanghai. (Tr. 316:12–317:2; 317:17–20.)

In sum, Asiarim’s account of the November 2, 2011 transfer strains credulity and common sense. To accept such a preposterous account, the Court would have to ignore (1) Asiarim’s failure to produce a single contemporaneous document, law firm record, or public disclosure acknowledging the transfer, (2) the fact that Asiarim never attempted to change the registration of the Commodore trademarks with the PTO, (3) the damning correspondence traded by Asiarim’s principals, (4) their patently incredible testimony at trial, and (5) Asiarim’s failure to produce two signatories to the purported transfer agreement – Xiong and Leung. The Court declines to participate in such a blatant charade. Accordingly, the Court concludes that the November 2, 2011 transfer never occurred and that, after this date, ownership of the trademarks remained with C=Holdings.

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Having reviewed the evidence, the Court concludes that, threatened with the loss of its most valuable asset, Asiarim and its principals concocted increasingly outrageous schemes to falsely assert ownership over the trademarks. Then, when it was plainly divested of control following the finalization of the C=Holdings share transfer, Asiarim engaged in outright lies to its investors, adversaries, and the SEC to impede that transfer. Asiarim’s two alternate theories as to why it, and not C=Holdings, owns the trademarks – that the November 7, 2011 transfer of C=Holdings’s shares by the Dutch notary was invalid and that it transferred ownership of the trademarks on November 2, 2011, prior to the share transfer – wildly conflict with the evidence introduced at trial.9

Accordingly, the Court concludes that C=Holdings owned the trademarks independent of Asiarim following the November 7, 2011 share transfer and that, nevertheless, Asiarim continued its use of the trademarks after this date.

IV. CONCLUSIONS OF LAW

As noted above, C=Holdings alleges the following claims in this action: (1) trademark infringement under Section 32 of the Lanham

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9 At trial, Asiarim also argued that, regardless of the validity of these defenses, the Commodore trademarks did not pass with the ownership of C=Holdings because Ebben and Hoogstrate’s contract referred only to C=Holdings’s “shares” and not its “IP rights.” (Tr. 21:3–7.) Thus, according to Asiarim, “[t]he only thing [Ebben and Hoogstrate] got was shares. They never got the actual IP rights. They’re not mentioned.” (Id.) Of course, control of the company entails control of its property – a point Asiarim could not seriously dispute. Thus, the Court finds this argument unavailing and characteristic of Asiarim’s puzzling strategy in this action.

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Act, 15 U.S.C. § 1114; (2) false advertising and unfair competition under Section 43(a) of the Lanham Act, 15 U.S.C. § 1125(a); (3) trademark infringement under the common law; (4) unfair competition under the common law; (5) libel; (6) tortious interference with contract and tortious interference with prospective business advantage; (7) deceptive trade practices under Section 349 of the New York General Business Law; and (8) unjust enrichment.10 C=Holdings also seeks a declaratory judgment that it is the owner of the Commodore trademarks.

A. Jurisdiction

The Court has jurisdiction over this action pursuant to 28 U.S.C. §§ 1331 and 1338. The Court has supplemental jurisdiction over the state law claims pursuant to 28 U.S.C. § 1367. Venue in the Southern District of New York is proper under 28 U.S.C. § 1391.

B. Trademark Infringement Under Section 32(1) of the Lanham Act

C=Holdings asserts that Asiarim infringed the Commodore trademarks in violation of the Lanham Act when it promoted the sale of Commodore-branded products on its website and entered into licensing agreements for the trademarks with third parties. (Pl. Post-Trial Mem. 71.) The Lanham Act prohibits the unauthorized “use in commerce [of] any reproduction, counterfeit, copy, or colorable imitation of a registered mark in connection with the sale, offering for sale, distribution, or advertising of any goods or services on or in connection with which such use is likely to cause confusion, or to cause mistake, or to deceive.” 15 U.S.C. § 1114(1)(a). To succeed in establishing liability for infringement under the Lanham Act, a plaintiff must prove: (1) that it owns a valid, protectible trademark; (2) that the defendant used the trademark in commerce and without consent; and (3) that there was a likelihood of consumer confusion. 1-800 Contacts, Inc. v. WhenU.Com, Inc., 414 F.3d 400, 406 (2d Cir. 2005); 15 U.S.C. § 1114(1).

1. Ownership of the Commodore Trademarks

“A certificate of registration with the PTO is prima facie evidence that the mark is registered and valid (i.e., protectible), that the registrant owns the mark, and that the registrant has the exclusive right to use the mark in commerce.” See Lane Capital Mgmt., Inc. v. Lane Capital Mgmt., Inc., 192 F.3d 337, 345 (2d Cir. 1999) (citing 15 U.S.C. § 1115(a)). As such, when a plaintiff sues for infringement of its registered mark, the defendant bears the burden of production and persuasion to rebut the presumption of ownership. See Rick v. Buchansky, 609 F. Supp. 1522, 1531 (S.D.N.Y. 1985) (citing Abercrombie & Fitch Co. v. Hunting World, Inc., 537 F.2d 4, 14 (2d Cir. 1976)). C=Holdings is the current registered holder of the Commodore trademarks with the PTO, and is therefore the presumed owner of the marks. (Stip. Facts ¶ 3.) To rebut this presumption, Asiarim relies on the November 2 and 7, 2011 transactions. However, the Court has already concluded that the alleged November 2, 2011 transaction was a fraud concocted after the transfer of shares to Ebben and Hoogstrate on November 7, 2011. In addition, Asiarim has failed to produce sufficient evidence or

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10 Though the majority of events giving rise to this action occurred in Europe and Asia, neither party objects to the application of New York law or consideration of C=Holdings’s New York state law claims. Indeed, C=Holdings exclusively cites federal and New York state law in its post-trial submission, and Asiarim does not cite any law in its submissions. See Krumme v. WestPoint Stevens Inc., 238 F.3d 133, 138 (2d Cir. 2000) (“The parties’ briefs assume that New York law controls, and such implied consent is sufficient to establish choice of law.” (internal quotation marks and alteration omitted)).

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argument that the November 7, 2011 share transfer was invalid. Indeed, Asiarim has failed to even posit how it – as opposed to C=Holdings – would have had the authority to transfer the trademarks to a different Asiarim subsidiary. While Asiarim might have exercised de facto control over the trademarks as a parent corporation, the company nowhere argues that it would as a result have a legal right to their use.11 Accordingly, the Court concludes that C=Holdings owns the Commodore trademarks, and that any unsanctioned use by Asiarim would amount to an infringement.

2. Use of the Commodore Trademarks

To satisfy the second element, a plaintiff must establish that “the defendant used the mark, . . . in commerce, . . . ‘in connection with the sale . . . or advertising of goods or services’ without the plaintiff’s consent.” 1- 800 Contacts, Inc., 414 F.3d at 406 (quoting 15 U.S.C. § 1114(1)). “[I]t is well settled that a retailer’s direct sale of an infringing product is sufficient to create liability.” GMA Accessories, Inc. v. BOP, LLC, 765 F. Supp. 2d 457, 463 (S.D.N.Y. 2011) (citing El Greco Leather Prods. v. Shoe World, 806 F.2d 392, 396 (2d Cir. 1986)); see also Vuitton et Fils, S.A. v. Crown Handbags, 492 F. Supp. 1071, 1076 (S.D.N.Y. 1979) aff’d, 622 F.2d 577 (2d Cir. 1980) (finding trademark infringement where defendant “offer[ed] for sale a combination of product and trademark which exactly mimics that of plaintiff, resulting in the type of confusion and deception which the Lanham Act was designed to prevent”). Asiarim does not contest that it offered eight Commodore- branded products on its website during the relevant period. (Stip. Facts ¶ 16; PX 46.) As such, Asiarim’s use of the Internet to promote Commodore-branded products, as well as its interactions with licensees, plainly brings this claim within the scope of the Lanham Act.

Though C=Holdings nowhere alleges that consumers actually purchased Commodore-branded products from Asiarim’s website, courts have found that the “in commerce” requirement is satisfied where the infringing act had an adverse effect on the plaintiff’s ability to participate in interstate commerce. Franchised Stores of New York, Inc. v. Winter, 394 F.2d 664, 669 (2d Cir. 1968). Use of the Internet also suffices. See World Wrestling Fed’n Entm’t, Inc. v. Bozell, 142 F. Supp. 2d 514, 529 (S.D.N.Y. 2001); Planned Parenthood Fed’n, Inc. v. Bucci, No. 97 Civ. 629 (KMW), 1997 WL 133313, at *3 (S.D.N.Y. Mar. 24, 1997). As such, Asiarim’s promotion of Commodore-branded products on its website clearly occurred “in commerce.” In addition, Asiarim admits that in January 2012 it entered into a licensing agreement for the trademarks with Manomio through a subsidiary. (Stip. Facts ¶ 89.) Asiarim also admits to attempting to enter into a licensing agreement through another subsidiary with LMCA. (Id. ¶¶ 85, 87.) Asiarim has never received C=Holdings’s consent for such use. (Id. ¶ 97.) Accordingly, the Court finds that C=Holdings has proven the second element of trademark infringement.

3. Likelihood of Consumer Confusion

Typically, the question of consumer confusion is governed by reference to the non-exclusive list of factors identified by the Second Circuit in Polaroid Corp. v. Polarad

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11 While “[e]ither a parent corporation or a subsidiary corporation may be the proper applicant [for trademark registration],” the PTO treats the name used on the application as conclusive of whether the parent or the subsidiary is the legal owner of the mark. Trademark Manual of Examining Procedure § 1201.03(c) (Oct. 2013 ed.).

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Elecs. Corp., 287 F.2d 492, 495 (2d Cir. 1961). However, the Polaroid factors “are more geared towards comparing two distinct, albeit similar, marks.” Ryan v. Volpone Stamp Co., Inc., 107 F. Supp. 2d 369, 400 (S.D.N.Y. 2000). By contrast, application of the factors is “unnecessary” where use of an identical mark – that is, a counterfeit mark – is at issue. L&L Wings, Inc. v. Marco-Destin, Inc., 676 F. Supp. 2d 179, 189 n.2 (S.D.N.Y. 2009); see 15 U.S.C. § 1127 (defining “counterfeit” as “a spurious mark which is identical with, or substantially indistinguishable from, a registered mark”). Given that a counterfeit mark is “inherently confusing,” consumer confusion is presumed in such cases. Coach, Inc. v. Allen, No. 11 Civ. 3590 (CM), 2012 WL 2952890, at *7 (S.D.N.Y. July 19, 2012). Asiarim has made use of the Commodore trademark to sell its products without the consent of the actual trademark holder. Asiarim’s actions thus constitute use of a counterfeit mark, and consumer confusion is presumed.12

Similarly, “[w]hen an ex-licensee continues to use a mark after its license expires, likelihood of confusion is established as a matter of law.” L&L Wings, Inc., 676 F. Supp. 2d at 188. This is because, “[i]n such situations, confusion is almost inevitable [as] consumers have already associated the formerly licensed infringer with the trademark owner.” Id. Put another way, “[t]he public’s belief that the mark’s owner sponsored or otherwise approved the use of the trademark satisfies the confusion requirement.” Dallas Cowboys Cheerleaders, Inc. v. Pussycat Cinema, Ltd., 604 F.2d 200, 205 (2nd Cir. 1979). C=Holdings’s former licensee, Commodore Limited B.V., was a wholly owned subsidiary of Asiarim. (Stip. Facts ¶ 31.) Moreover, though no formal license agreement existed between Asiarim and C=Holdings, as C=Holdings’s former parent, Asiarim made frequent use of the trademark as would a licensee. For instance, prior to C=Holdings’s defection, Asiarim filed SEC reports concerning its control of the Commodore trademarks, advertised Commodore-branded products on its website, and licensed the trademarks through its subsidiaries. (See, e.g., PX 13, 46, 49.) Asiarim’s continued engagement in these activities following C=Holdings’s defection would spur consumer confusion similar to that caused by a former licensee.

Accordingly, because Asiarim used counterfeit marks and continued to use the marks after its relationship with C=Holdings ended, the Court concludes that C=Holdings has established consumer confusion as a result of Asiarim’s infringing use.

* * *

Having found that C=Holdings owns the Commodore trademarks, that Asiarim used those marks in commerce and without C=Holdings’s consent, and that Asiarim’s use resulted in consumer confusion, the Court concludes that Asiarim infringed C=Holdings’s trademarks when it advertised Commodore-branded products on its website, entered into a licensing agreement with Manomio, and attempted to enter into a licensing agreement with LMCA.

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12 Even if the Court were to consider the Polaroid factors, C=Holdings would succeed in establishing consumer confusion based on the celebrity of the trademarks, as well as Asiarim’s deliberate use of identical marks to sell and license computer products that are presumably identical to the goods C=Holdings would license and sell under the Commodore brand. See Polaroid Corp., 287 F.2d at 495 (listing the factors as: (1) the strength of plaintiff’s mark; (2) the similarity of plaintiff’s and defendant’s marks; (3) the competitive proximity of the products or services; (4) the likelihood that plaintiff will “bridge the gap” and offer a product or service similar to defendant’s; (5) actual confusion between the products or services; (6) good faith on defendant’s part; (7) the quality of defendant’s products or services; and (8) the sophistication of buyers).

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Accordingly, the Court will enter judgment in favor of C=Holdings on its trademark infringement claim.

C. False Advertising and Unfair Competition Under Section 43(a)(1)(B) of the Lanham Act

C=Holdings asserts that Asiarim engaged in false advertising and unfair competition in violation of section 43(a)(1)(B) of the Lanham Act when it promoted Commodore- branded products on its website, entered into a licensing agreement with Manomio, sought a licensing agreement with LMCA, and submitted false statements to the SEC. (Pl. Post-Trial Mem. 76–77.)

A person is liable under section 43(a)(1)(B) if “in connection with any goods or services . . . [he] uses in commerce any .. . . false designation of origin, false or misleading description of fact, or false or misleading representation of fact, which .. . . in commercial advertising or promotion, misrepresents the nature, characteristics, qualities, or geographic origin of his or her or another person’s goods, services, or commercial activities.” 15 U.S.C. § 1125(a)(1)(B). Suit may be brought by “anyone who believes that he or she is or is likely to be damaged by such act.” Id. The Second Circuit has identified a “materiality” requirement that the misrepresentation go to an “‘inherent quality or characteristic’ of the product.” S.C. Johnson & Son, Inc. v. Clorox Co., 241 F.3d 232, 238 (2d Cir. 2001). Thus, a section 43(a)(1)(B) claim requires (1) a false or misleading statement (2) in connection with commercial advertising or promotion that (3) was material, (4) was made in interstate commerce, and (5) damaged or will likely damage the plaintiff.

The false or misleading representation element is shown if either (1) the “challenged advertisement is literally false, i.e., false on its face” or (2) “the advertisement, while not literally false, is nevertheless likely to mislead or confuse customers.” Tiffany (NJ) Inc. v. eBay, Inc., 600 F.3d 93, 112 (2d Cir. 2010). To be literally false, the message must be unambiguous; if the representation “is susceptible to more than one reasonable interpretation, the advertisement cannot be literally false,” and the advertisement is actionable only upon a showing of actual consumer confusion. Time Warner Cable, Inc. v. DIRECTV, Inc., 497 F.3d 144, 158 (2d Cir. 2007). However, literal falsity may be proved by implication. Id. Under the false by necessary implication doctrine, “[i]f the words or images, considered in context, necessarily imply a false message, the advertisement is literally false.” Id. When a plaintiff demonstrates the literal falsity of an advertisement, consumer deception is presumed. Id. at 153. Consumer deception is also presumed when the defendant “intentionally set out to deceive the public, and the defendant’s deliberate conduct in this regard [was] of an egregious nature.” Johnson & Johnson * Merck Consumer Pharm. Co. v. Smithkline Beecham Corp., 960 F.2d 294, 298 (2d Cir. 1992).

The commercial advertising or promotion element is established if “the contested representations are part of an organized campaign to penetrate the relevant market”; “[p]roof of widespread dissemination within the relevant industry is a normal concomitant of meeting this requirement.” Fashion Boutique of Short Hills, Inc. v. Fendi USA, Inc., 314 F.3d 48, 57 (2d Cir. 2002). It is well established that the promotion of counterfeit goods on the Internet may give rise to false advertising liability under the Lanham Act. See, e.g., Tiffany (NJ) Inc., 600 F.3d at 113–14.

By promoting Commodore-branded products on its website after the defection of C=Holdings, Asiarim violated section 43(a)(1)(B). First, though not expressed in as

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many words, the unambiguous message sent by this promotion was that Asiarim offered for sale authentic Commodore products.13 Accordingly, the Court concludes that Asiarim’s promotion of Commodore-branded products on its website was literally false, and as such, consumer deception is presumed. Second, it is indisputable that this activity by Asiariam constituted “commercial advertising or promotion.” Third, Asiarim’s falsehood was material, going to the very nature of the products Asiarim purported to sell. See, e.g., Bangkok Crafts Corp. v. Capitolo di San Pietro in Vaticano, No. 03 Civ. 0015 (RWS), 2005 WL 1595285, at *7–8 (S.D.N.Y. July 6, 2005) (finding that defendant’s unlicensed use of trademark to label product was a material falsehood for purpose of false advertising claim). Fourth, Asiarim placed that material falsehood into interstate commerce by publishing its advertisement on the Internet – an obvious “campaign to penetrate the relevant market.” Finally, Asiarim’s falsehood damaged C=Holdings because it cast doubt on C=Holdings’s ownership of the Commodore brand, thereby disrupting its relationships with customers and potential business partners. (Aff. of Albert Ebben, dated Apr. 8, 2013, Doc. No. 84 (“Ebben Aff.”), ¶¶ 58, 60.) Accordingly, the Court will enter judgment in favor of C=Holdings on its false advertising claim with respect to Asiarim’s advertisement of Commodore-branded products on its website.

By contrast, Asiarim’s infringing license with Manomio, its pursuit of a licensing agreement with LMCA, and its SEC filings fail to satisfy the requisite elements. Though plainly fraudulent, Asiarim’s licensing agreement with Manomio is a private contract, not an “advertisement” or “promotion” as required by the Lanham Act. Even if the Court were to consider Asiarim’s avowal to Manomio that it owned the trademarks as a basis for this claim (PX 48), the statement would still fall short because it did not “disseminate information to the public.” Fashion Boutique of Short Hills, Inc., 314 F.3d at 57 (holding that “businesses harmed by isolated disparaging statements do not have redress under the Lanham Act”). Asiarim’s pursuit of a licensing agreement with LMCA does not amount to an “advertisement” or “promotion” for the same reason. Finally, though Asiarim’s SEC filings asserting ownership of the trademarks clearly disseminated information to the public (PX 36, 41), the statements were not made in connection with the sale of goods in interstate commerce. Accordingly, the Court rejects C=Holdings’s false advertising claims with respect to these statements and transactions.

D. Common Law Trademark Infringement and Unfair Competition

C=Holdings asserts common law trademark infringement and unfair competition claims on the same grounds as those asserted in its federal claims. (Pl. Post-

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13 It is immaterial that the products may, at one point, have been authentic Commodore products, as the right to distribute products branded with a registered mark properly follows ownership of the mark. In El Greco Leather Products Co., Inc. v. Shoe World, Inc., the plaintiff ordered a factory to manufacture shoes bearing the plaintiff’s trademark. 806 F.2d at 393– 94. The plaintiff subsequently canceled the order, and the factory sold the shoes to the defendant retailer, which then resold them. Id. The Second Circuit held that, in reselling the shoes, the defendant violated section 32(1) of the Lanham Act even though the goods were originally manufactured with permission of the trademark holder. Id. at 95–96. That El Greco addressed a violation of section 32(1), rather than section 43(a), is immaterial. El Greco’s reasoning – that a product is not “genuine” merely because it was originally manufactured with permission from the trademark holder – applies readily here: the mere fact that the Commodore products Asiarim advertised were once authentic does not mean that they continued to be when the trademark owner, C=Holdings, withdrew its permission.

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Trial Mem. 80–81.) In New York, common law trademark infringement and unfair competition claims largely “‘mirror the Lanham Act claims.’” Lopez v. Gap, Inc., 883 F. Supp. 2d 400, 430 (S.D.N.Y. 2012) (quoting Lorillard Tobacco Co. v. Jamelis Grocery, Inc., 378 F. Supp. 2d 448, 456 (S.D.N.Y. 2005)).

Like a Lanham Act claim, a trademark infringement claim under New York common law requires a showing of consumer confusion. Id. (citing Standard & Poor’s Corp. v. Commodity Exch., Inc., 683 F.2d 704, 708 (2d Cir. 1982)). As already discussed, Asiarim created a likelihood of confusion because its counterfeit Commodore trademark was identical to the authentic mark owned by C=Holdings and because, as an ex- licensee, it had already been associated in the public’s mind with the Commodore brand. Accordingly, the Court will enter judgment in favor of C=Holdings on this claim.

An unfair competition claim under New York common law requires all the elements of a Lanham Act unfair competition claim plus a showing of bad faith. Lopez, 883 F. Supp. 2d at 430–31 (citing Forschner Grp., Inc. v. Arrow Trading Co., 124 F.3d 402, 408 (2d Cir. 1997)); Nike, Inc. v. Top Brand Co. Ltd., No. 00 Civ. 8179 (KMW), 2005 WL 1654859, at *7–8 (S.D.N.Y. July 13, 2005). Bad faith is presumed where the defendant intentionally copied the plaintiff’s mark. Nike, Inc., 2005 WL 1654859, at *7–8 (citing Warner Bros., Inc. v. American Broad. Cos., 720 F.2d 231, 246–47 (2d Cir. 1983)). Here, Asiarim clearly acted in clear bad faith by intentionally using the Commodore trademark on products it marketed even after it lost the legal authority to do so. Accordingly, the Court will enter judgment in favor of C=Holdings on this claim as well.

E. Libel

C=Holdings asserts that Asiarim’s fraudulent SEC filings and its false ownership claim to Manomio in an email from van Wijhe to Stuart Carnie were libelous. (Pl. Post-Trial Mem. 82.) To state a claim for libel under New York law, a plaintiff must establish: “(1) [the existence of] a written defamatory statement of fact regarding the plaintiff; (2) published to a third party by the defendant; (3) defendant’s fault, varying in degree depending on whether plaintiff is a private or public party; (4) falsity of the defamatory statement; and (5) injury to plaintiff.” Meloff v. New York Life Ins. Co., 240 F.3d 138, 145 (2d Cir. 2001). A defamatory statement is one that exposes an individual or entity “to public hatred, shame, obloquy, contumely, odium, contempt, ridicule, aversion, ostracism, degradation, or disgrace, or . . . induce[s] an evil opinion of one in the minds of right- thinking persons.” Celle v. Filipino Reporter Enters. Inc., 209 F.3d 163, 177 (2d Cir. 2000). A statement about a business is defamatory if it “imputes [to the business] some form of fraud or misconduct or a general unfitness, incapacity, or inability to perform [its] duties.” Van-Go Transp. Co. v. N.Y.C. Bd. of Educ., 971 F. Supp. 90, 98 (E.D.N.Y. 1997) (citing Liberman v. Gelstein, 590 N.Y.S.2d 857, 861 (1992)); see also Davis v. Ross, 754 F.2d 80, 82 (2d Cir. 1985). If the plaintiff is a public official or figure, the defendant must have made the defamatory statement with actual malice, that is, “with knowledge that [the statement] was false or with reckless disregard of whether it was false.” New York Times Co. v. Sullivan, 376 U.S. 254, 279–80 (1964). Finally, injury is presumed if the defamatory statement falls within a category of defamation per se. Celle, 209 F.3d at 179. “Under New York law, false statements attacking the integrity or credit of a business” amount to defamation per se.

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Fashion Boutique of Short Hills, Inc., 314 F.3d at 59.

The Court finds that the statements forming the basis of C=Holdings’s libel claim fall short of being defamatory. The two Form 8-K filings, while false and likely submitted in bad faith, state only that Asiarim’s subsidiary owned the trademarks and, by implication, that C=Holdings did not. (See PX 36 (“After the restructuring of [Asiarim] in early November 2011, [an Asiarim subsidiary] holds the ownership of the Commodore Brand trademarks and IP.”), 41 (“[Asiarim] has now issued a letter to C=Holdings to refute [C=Holdings’s trademark] claim since [Asiarim’s] wholly owned subsidiary owns the legal title of the Commodore Trademark and Trade name.”).) Furthermore, one of the filings explicitly characterizes the trademark issue as an on- going legal dispute about which Asiarim has sought the advice of counsel. (PX 41.) Again, while the Court finds that Asiarim had no good faith basis for asserting its ownership of the trademarks, the mere assertion of ownership does not rise to the level of defaming C=Holdings. The 8-K filings simply announced the existence of a legal dispute and declared the position Asiarim was taking in regard to that dispute. As such, they do not rise to the level of exposing C=Holdings to “public hatred, shame, obloquy, contumely, odium, contempt, ridicule, aversion, ostracism, degradation, or disgrace.” See Celle, 209 F.3d at 177. Nor do they impute to C=Holdings “fraud or misconduct or a general unfitness, incapacity, or inability to perform [its] duties.” Van-Go Transp. Co., 971 F. Supp. at 98.

The email from van Wijhe to Carnie presents a somewhat closer question. (See PX 48.) The relevant portion of the email reads:

As you will find out[,] C=Holdings or Mr. van Os will not have any legal way to claim royalty payments from Manomio . . . . You can just ignore their requests, claims[,] and statements, but please consult your lawyer to contact Asiarim’s lawyers for further confirmation of the illegal status of their claims . . . by providing the proof of ownership of [Asiarim] . . . . For your further information, Asiarim has filed claims against C=Holdings and its director(s).

(PX 48.) These statements tread closer to the line of being defamatory, since they are less careful than the lawyerly statements in the 8-Ks, but at bottom they too state only that Asiarim is engaged in a legal dispute with C=Holdings and that Asiarim believes it will prevail.

Because the statements cited by C=Holdings do not rise to the level of being defamatory, C=Holdings’s libel claim fails.

F. Tortious Interference with Contract and Tortious Interference with Prospective Business Advantage

C=Holdings claims that Asiarim tortiously interfered with its contracts and business relations. (Pl. Post-Trial Mem. 83– 84.) Though C=Holdings treats tortious interference with contract and tortious interference with prospective business advantage as interchangeable (see id.), they are in fact different causes of action. See Valley Lane Indus. Co. v. Victoria’s Secret Direct Brand Mgmt., L.L.C., 455 F. App’x 102, 105 (2d Cir. 2012); Carvel Corp. v. Noonan, 785 N.Y.S.2d 359, 362 (2004).14

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14 Tortious interference with prospective business advantage and tortious interference with business relations, however, are two names for the same tort. Valley Lane Indus. Co., 455 F. App’x at 105.

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Tortious interference with contract requires: “‘[(1)] the existence of a valid contract between the plaintiff and a third party, [(2)] defendant’s knowledge of that contract, [(3)] defendant’s intentional procurement of the third-party’s breach of the contract without justification, [(4)] actual breach of the contract, and [(5)] damages resulting therefrom.” Valley Lane Indus. Co., 455 F. App’x at 104 (quoting Lama Holding Co. v. Smith Barney, 646 N.Y.S.2d 76, 82 (1996)).

C=Holdings’s tortious interference with contract claim fails because it cannot establish the first and fourth elements, the existence of a valid contract between it and a third party and the breach of that contract. While Asiarim’s conduct may well have interfered with C=Holdings’s ability to enter into new contracts to exploit its trademarks, it did not cause the breach of any such existing contracts. Indeed, the only licensing contract to which C=Holdings was a party was the agreement between it and Commodore Licensing B.V. and that agreement was terminated during Commodore Licensing B.V.’s bankruptcy one month after C=Holdings’s separation from Asiarim. (Stip. Facts ¶¶ 30, 75, 83.) C=Holdings presents no evidence that it ever had a contractual relationship with Manomio, LMCA, or any other third-party sublicensee that had formerly contracted with Commodore Licensing B.V. (See PX 38, 46, 49.) Since C=Holdings has not identified any contract between it and a third party that Asiarim induced the third party to breach, its tortious interference with contract claim fails.

Whereas a tortious interference with contract claim governs breaches of “binding agreement[s],” a tortious interference with business relations claim governs frustrations of “nonbinding economic relation[s].” Carvel Corp., 785 N.Y.S.2d at 362. Specifically, a tortious interference with business relations claim requires a plaintiff to allege that “(1) it had a business relationship with a third party; (2) the defendant knew of that relationship and intentionally interfered with it; (3) the defendant acted solely out of malice, or used dishonest, unfair, or improper means; and (4) the defendant’s interference caused injury to the relationship.” Kirch v. Liberty Media Corp., 449 F.3d 388, 400 (2d Cir. 2006). “[A]s a general rule, a defendant’s conduct must amount to a crime or an independent tort in order to amount to tortious interference.” Friedman v. Coldwater Creek, Inc., 321 F. App’x 58, 60 (2d Cir. 2009) (quoting Carvel Corp., 785 N.Y.S.2d at 362). Further, the plaintiff must establish that it “would have entered into an economic relationship [with the third party] but for the defendant’s wrongful conduct.” Premium Mortg. Corp. v. Equifax, Inc., 583 F.3d 103, 107 (2d Cir. 2009).

Although C=Holdings never entered into a binding contract with Manomio, it clearly had a business relationship with Manomio that predated its defection from Asiarim. (Tr. 319:8–17.) Asiarim, as C=Holdings’s parent company, was well aware of that relationship, but nevertheless inserted itself between C=Holdings and Manomio by insisting upon its continued ownership of the trademarks. This interference was independently tortious, since it constituted common law trademark infringement and unfair competition. As a result of this interference and the ensuing confusion over who actually owns the trademarks, Manomio has refused to pay C=Holdings, despite its intent to continue using the Commodore trademarks. (See PX 48.) By contrast, C=Holdings nowhere alleges that it had a preexisting relationship with LMCA.

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Instead, it asserts that Asiarim first courted LMCA in January 2012, negating any claim of interference. (Stip. Facts ¶¶ 85, 87.) Accordingly, the Court enters judgment for C=Holdings on its tortious interference of business relations claim only insofar as it concerns Asiarim’s dealings with Manomio.

G. Deceptive Trade Practices Under Section 349 of the New York General Business Law

C=Holdings asserts that Asiarim engaged in deceptive trade practices under New York law when it claimed ownership of the trademarks in its SEC filings. (Pl. Post-Trial Mem. 78–79.) A plaintiff bringing a claim of deceptive trade practices under Section 349 of the New York General Business Law “must prove three elements: “first, that the challenged act or practice was consumer- oriented; second, that it was misleading in a material way; and third, that the plaintiff suffered injury as a result of the deceptive act.” Stutman v. Chem. Bank, 709 N.Y.S.2d 892, 895–96 (2000). Corporate competitors have standing to bring a Section 349 claim if “the gravamen of the complaint [is] consumer injury or harm to the public interest.” Azby Brokerage, Inc. v. Allstate Ins. Co., 681 F. Supp. 1084, 1089 n.6 (S.D.N.Y. 1988). “[P]otential danger to the public health or safety” satisfies this standard. Gucci Am., Inc. v. Duty Free Apparel, Ltd., 277 F. Supp. 2d 269, 273 (S.D.N.Y. 2003). However, where the “dispute [is] between competitors [and] the core of the claim is harm to another business as opposed to consumers,” courts have found that the “public harm . . . is too insubstantial to satisfy the pleading requirements of § 349.” Id.

C=Holdings cannot successfully assert a deceptive trade practices claim. Though C=Holdings belatedly asserts that Asiarim “confused [the general public] as to who is the owner” of the Commodore trademarks (Pl. Post-Trial Mem. 79), such alleged harm is insufficient to state a claim under Section 349, particularly given C=Holdings’s otherwise exclusive focus on its own bottom line. See, e.g., Vitolo v. Mentor H/S, Inc., 426

F. Supp. 2d 28, 34 (E.D.N.Y. 2006) (finding that plaintiff had not demonstrated “consumer-oriented conduct” when the alleged harm was suffered by plaintiff himself and his business instead of consumers or the public); Gucci Am., Inc., 277 F. Supp. 2d at 274 (rejecting § 349 claim in infringement action because “core harm” was to plaintiff and not consumers, despite consumers’ purchase of counterfeit goods). C=Holdings introduced no evidence of consumer injury or danger to the public health or safety. Accordingly, C=Holdings’s claim under Section 349 of the New York General Business Law fails.15

H. Unjust Enrichment

Finally, C=Holdings alleges generally that Asiarim was unjustly enriched by “participating in the distribution of, and receipt of, the proceeds of the sale or licensing of [infringing] products or services.” (Pl. Post-Trial Mem. 85.) To state a claim for unjust enrichment under New York law, a plaintiff must “show that the defendant was enriched at the plaintiff’s expense and that equity and good conscience require the

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15 Though Asiarim filed false statements with the SEC, potentially misleading investors and consumers, securities fraud claims do not involve injury to consumers as contemplated by Section 349. Cyber Media Grp., Inc. v. Island Mortgage Network, Inc., 183 F. Supp. 2d 559, 581 (E.D.N.Y. 2002) (“Section 349 was enacted as a remedy for consumer fraud and the typical violation contemplated by the statute involves an individual consumer who falls victim to misrepresentations made by a seller of consumer goods usually by way of false and misleading advertising. . . . Section 349 has not been held by courts in the Second Circuit to apply to securities fraud claims.” (internal citations and quotation marks omitted)).

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plaintiff to recover the enrichment from the defendant.” Giordano v. Thomson, 564 F.3d 163, 170 (2d Cir. 2009). However, C=Holdings has failed to establish that Asiarim received any gains from its infringement – it nowhere alleges that Asiarim actually sold products advertised on its website or that it collected any royalties from third parties. Indeed, in an e-mail supplied by C=Holdings, Manomio specifically declines to pay royalties to either party pending termination of the ownership dispute. (PX 48.) Accordingly, C=Holdings’s unjust enrichment claim also fails.

V. DAMAGES

C=Holdings seeks statutory damages under the Lanham Act. (Pl. Post-Trial Mem. 14, 86.) Section 35(c) of the Lanham Act provides that “[i]n a case involving the use of a counterfeit mark,” a plaintiff may “elect . . . to recover . . . an award of statutory damages for any such use in connection with the sale, offering for sale, or distribution of goods or services.” 15 U.S.C. § 1117(c). Damages may range from a minimum of $1,000 “per counterfeit mark per type of goods or services sold” for non-willful infringement, to a maximum of $2,000,000 per instance of willful infringement. Id. § 1117(c)(1)–(2). “Within these statutory limits[,] courts have considerably broad discretion to balance the punitive, deterrent function of an award against the direction that it not constitute a windfall for prevailing plaintiffs.” Louis Vuitton Malletier S.A. v. LY USA, Inc., 472 F. App’x 19, 22 (2d Cir. 2012) (internal quotation marks omitted).

Asiarim has admitted advertising eight different Commodore-branded products on its website. In addition, it admits entering into a licensing agreement with Manomio for the Commodore brand, and attempting to enter into such an agreement with LMCA, totaling ten separate acts of infringement. Moreover, Asiarim’s infringement was willful, as evinced by its flagrant attempts to fraudulently assert ownership over the brand. See, e.g., Coach, Inc., 2012 WL 2952890, at *9 (finding infringement to be willful where the defendant knowingly infringed on the plaintiff’s mark or recklessly disregarded that possibility). Accordingly, the Court may award the maximum amount of statutory damages allowable by law for the ten acts of infringement, or up to $20 million.16

In determining the appropriate size of the award, the Court is mindful that Asiarim’s egregious misconduct must be both punished and deterred. Indeed, Asiarim has already flouted the finding of a Dutch bankruptcy trustee regarding the validity of the C=Holdings transfer, made false statements in SEC filings, and run roughshod over the authority of this Court throughout this action. Therefore, the Court believes that nothing less than a sizeable award will restrain Asiarim’s conduct in the future. However, the Court is also cognizant that C=Holdings cannot enjoy a windfall at Asiarim’s expense. Because C=Holdings has only proven lost revenues of $22,000 – the $1,000 monthly royalties lost from Manomio multiplied by the approximately twenty-two months of

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16 C=Holdings incorrectly argues that the “the maximum statutory damages the Court can award would be $4 million,” based on Asiarim’s willful infringement of its four registered trademarks. (Pl. Post-Trial Mem. 72.) C=Holdings’s assertion is based on two errors: first, that the statutory maximum for instances of willful infringement is $1 million (it was doubled in 2008), and second, that the multiplier is based on the number of registered trademarks (rather than “per counterfeit mark per type of goods or services sold”). See Louis Vuitton Malletier S.A., 472 F. App’x at 22 (discussing calculation of statutory damages under the Lanham Act); Rolls-Royce PLC v. Rolls- Royce USA, Inc., 688 F. Supp. 2d 150, 157 (E.D.N.Y.

2010) (same).

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litigation – an award approaching the statutory maximum of $20 million would seem to be inflated. (See Pl. Post-Trial Mem. 73.)

Nevertheless, the fact that C=Holdings cannot pinpoint damages with precision does not mean that it has not been harmed by Asiarim’s two-year campaign of intentional infringement and deceit. Asiarim’s conduct has certainly caused significant pecuniary harm to C=Holdings beyond the lost revenues from Manomio. The record shows that (1) the trademarks have been licensed in the past for as much as $250,000 for a three-year contract; (2) Ebben and Hoogstrate saw fit to loan sums of €270,000, €330,000, and €200,000 to Asiarim when its sole assets were apparently the trademarks (Stip. Facts ¶¶ 27, 28, 34); and (3) van Wijhe himself estimated the value of the trademarks to be $10 million or more if properly exploited (PX 4 at 111:19–112:5). Moreover, C=Holdings plainly suffered reputational harm. Though the damage has not been quantified, Asiarim undermined C=Holdings’s management’s initial ability to exploit the licensing potential for the marks. As such, an award well above the lost revenues from Manomio is appropriate. Finally, the law is clear that although the Court may consider actual damages in determining a statutory damages award, the former does not constrain the latter. See Rolls-Royce PLC, 688 F. Supp. 2d at 158.

Accordingly, the Court concludes that an award of $1,000,000 “more than compensates [C=Holdings] for the harm suffered, and should serve as a strong deterrent to future infringements by [Asiarim] and other offenders.” See Rolls-Royce PLC, 688 F. Supp. 2d at 157 (awarding one-quarter of maximum statutory award where defendant “brazen[ly]” infringed plaintiff’s trademarks, but plaintiff provided “scant evidence . . . of how extensive or widespread the infringement actually was”). Because this award subsumes Plaintiff’s damages incurred under New York law, the Court declines to order an additional award for those claims. (See, e.g., Pl. Post- Trial Mem. 84 (seeking damages for state law claims “to the extent the damages have not already been mitigated because of the award of statutory damages for infringement”).)

VI. DECLARATORY JUDGMENT

C=Holdings seeks a declaratory judgment that it owns the Commodore trademarks and that Asiarim has infringed on those marks. (Pl. Post-Trial Mem. 86.) Under the Declaratory Judgment Act, 28 U.S.C. § 2201(a), a court “may declare the rights and other legal relations of any interested party seeking such a declaration” in “a case of actual controversy.” Id. Courts retain “unique and substantial discretion in deciding whether to declare the rights of litigants.” Wilton v. Seven Falls Co., 515 U.S. 277, 286 (1995). However, courts should exercise such discretion “(1) when the judgment will serve a useful purpose in clarifying and settling the legal relations in issue; and (2) when it will terminate and afford relief from the uncertainty, insecurity, and controversy giving rise to the proceeding.” Continental Cas. Co. v. Coastal Sav. Bank, 977 F.2d 734, 737 (2d Cir. 1992).

In weighing the trademark infringement claim, the Court has already determined that C=Holdings owns the trademarks and that Asiarim infringed on those marks. However, Asiarim’s galling tactics in this litigation compel the Court to conclude that a declaratory judgment is necessary to “clarify[] and settl[e] the legal relations in issue” and to “afford relief from the uncertainty” that gave rise to this action. Accordingly, the Court declares that C=Holdings is the rightful owner of the Commodore trademarks and that, after the

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November 7, 2011 share transfer, Asiarim lost any claim of ownership over the marks. Moreover, the Court declares that Asiarim’s use of the marks following that date constituted infringement.

VII. INJUNCTIVE RELIEF

C=Holdings further asks this Court to permanently enjoin Asiarim from using the Commodore trademarks in any manner without C=Holdings’s express authorization, or claiming any ownership right in the marks. (Pl. Post-Trial Mem. 86–87.) In addition, C=Holdings requests that the Court order Asiarim to file a corrective statement regarding C=Holdings’s ownership of the trademarks with the SEC, and to publish an advertisement in a national newspaper “notifying the public of this Court’s judgment and that C=Holdings is the owner of the [Commodore trademarks].” (Id.)

A court may grant injunctive relief under the Lanham Act “according to the principles of equity and upon such terms as the court may deem reasonable, to prevent the violation of any right of the registrant of a mark registered in the [PTO] or to prevent a violation” under Section 43(a) of the Lanham Act. 15 U.S.C. § 1116(a). Asiarim has evinced little willingness to respect C=Holdings’s trademark rights, and indeed, has been eager to trample those rights in the public eye. Further, while damages have partially compensated C=Holdings for its injuries, Asiarim continues to enjoy reputational advantages from its long association with the trademarks that it might continue to exploit short of judicial intervention. Finally, there is no public interest in denying an injunction; in fact, the public interest would be best served by injunctive relief. See Reckitt Benckiser, Inc. v. Motomco Ltd., 760 F. Supp. 2d 446, 456–57 (S.D.N.Y. 2011) (finding no public interest in trademark infringement). Accordingly, the Court finds that equitable relief is appropriate and permanently enjoins Asiarim from using or claiming ownership of the Commodore brand without C=Holdings’s explicit authorization.

Additionally, the Court will order Asiarim to engage in a campaign of corrective advertising. An order of corrective advertising must be “reasonable and causally related to the false advertising.” Mobius Mgmt. Sys., Inc. v. Fourth Dimension Software, Inc., 880 F. Supp. 1005, 1025 n.13 (S.D.N.Y. 1994). Because C=Holdings has not established a “reasonable and causal[]” connection between Asiarim’s false advertising and C=Holdings’s request for a national advertisement, the Court declines to order that relief. Instead, the Court will direct Asiarim to publish a statement on its website and submit a statement to Manomio, LMCA, and any other customers who purchased Commodore-branded computers from or discussed entering into licensing agreements with Asiarim, explaining the Court’s findings in this action. In addition, the Court will order Asiarim to file a corrective statement with the SEC regarding its false ownership claims.17 The parties shall submit joint, proposed statements to the Court, which the Court will approve for dissemination.

VI. ATTORNEYS’ FEES

C=Holdings also seeks attorneys’ fees. In “exceptional cases,” a court may award attorneys’ fees to the prevailing party. 15 U.S.C. § 1117(a). “Such fees should be awarded only on evidence of fraud or bad faith.” Twin Peaks Prods., Inc. v. Publ’ns Int’l, Ltd., 996 F.2d 1366, 1383 (2d Cir. 1993)

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17 The Court will also refer this matter to the Securities and Exchange Commission for review of Asiarim’s fraudulent submissions and false statements made in connection with its Form 8-K filings.

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(internal quotation marks omitted). “Exceptional circumstances include willful infringement.” Bambu Sales, Inc. v. Ozak Trading Inc., 58 F.3d 849, 854 (2d Cir. 1995) (internal quotation marks omitted). Asiarim’s willful infringement – and its outrageously deceptive litigation tactics – have been documented throughout this Opinion. In light of Asiarim’s conduct and its complete lack of respect for the judicial process, the Court finds that this case is one justifying the award of attorneys’ fees.18

VII. CONCLUSION

For the reasons stated above, the Court finds in favor of C=Holdings on its Lanham Act claims, and awards statutory damages in the amount of $1,000,000. The Court also finds in favor of C=Holdings on its state law claims for trademark infringement, unfair competition, and tortious interference with prospective business advantage, and enters a declaratory judgment that C=Holdings owns the Commodore trademarks and that Asiarim infringed on those marks. The Court also finds that C=Holdings failed to meet its burden of proof with respect to its claims for libel, tortious interference with contract, deceptive trade practices and unjust enrichment under New York state law. Finally, the Court will grant the following injunctive relief as part of its final judgment:

(1) Asiarim is permanently enjoined from using or claiming ownership of the Commodore trademarks without C=Holdings’s express authorization.

(2) Asiarim is ordered to submit a corrective statement to the SEC regarding C=Holdings’s ownership of the trademarks, subject to the Court’s approval. The parties shall submit joint, proposed statements to the Court, which the Court will approve for submission.

(3) Asiarim is ordered to post corrective advertising on its website and submit a corrective statement to Manomio, LMCA, and other customers. The parties shall submit joint, proposed statements to the Court, which the Court will then approve for publication.

IT IS HEREBY ORDERED THAT, no later than January 3, 2014, C=Holdings shall submit a fee application to the Court, including a sworn declaration providing each attorney’s background, experience, and billing rate at the time the work was expended, as well as copies of the attorneys’ time sheets. Asiarim may submit papers opposing the amount of fees requested, but not the imposition of fees themselves, no later than January 10, 2014.

IT IS FURTHER ORDERED THAT the parties shall submit the joint, proposed corrective statements no later than January 3, 2014.

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18 C=Holdings requests in its post-trial submission that, “pursuant to [its] inherent powers,” the Court order van Wijhe, Ruan, and Asiarim’s attorneys be personally liable for these fees. (Pl. Post-Trial Mem. 67.) Put another way, C=Holdings essentially seeks leave to amend the Complaint to add the named parties as individual defendants, after trial has concluded and over twenty-two months after originally filing the Complaint. Not surprisingly, and similar to its demands for discovery sanctions, C=Holdings cites no precedent for this extraordinary request. As such, the Court thus has little difficulty denying it.

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Finally, IT IS FURTHER ORDERED THAT C=Holdings shall submit a proposed judgment pursuant to Federal Rule of Civil Procedure 58 no later than January 3, 2014.

SO ORDERED.

/s/ Richard J. Sullivan

RICHARD J. SULLIVAN

United States District Judge

Dated: December 16, 2013

New York, New York

*    *    *

Plaintiff is represented by Martin Frederik Gusy and Matthew Jason Weldon of Gusy VanDer Zandt LLP, 261 Madi son Avenue, Fifteenth Floor, New York, New York 10016.

Defendants are represented by Fredric Harlan Aaron, 73 Garden Street, Roslyn Heights, New York 11577; and David E. Price, 13520 Oriental Street, Rockville, Maryland 20853.

USDS SDNY

DOCUMENT

ELECTRONICALLY FILED

DOC #: ____________________

DATE FILED: 12-17-13

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